SCHEDULE A

THIS SCHEDULE A lists the Funds and the Expense Limitation Amounts which are established pursuant to this Expense Limitation Agreement:

LVIP FUND NAME	STANDARD CLASS EXPENSE LIMIT	SERVICE CLASS EXPENSE LIMIT	TERMINATION DATE
LVIP American Century VP Mid Cap Value RPM Fund	0.00%	0.35%	April 30, 2015
LVIP American Preservation Fund	0.25%	0.60%	April 30, 2014
LVIP Baron Growth Opportunities Fund	1.04%	1.29%	April 30, 2014
LVIP BlackRock Emerging Markets RPM Fund+	0.80%	1.05%	July 1, 2014
LVIP ClearBridge Variable Appreciation RPM Fund	0.00%	0.35%	April 30, 2015
LVIP ClearBridge Variable Equity Income RPM Fund	0.00%	0.35%	April 30, 2015
LVIP Delaware Foundation Aggressive Allocation Fund	0.73%	0.98%	April 30, 2014
LVIP Delaware Foundation Moderate Allocation Fund	0.73%	0.98%	April 30, 2014
LVIP Delaware Foundation Conservative Allocation Fund	0.73%	0.98%	April 30, 2014
LVIP Dimensional U.S. Equity RPM Fund+	0.35%	0.60%	July 1, 2014
LVIP Dimensional Non-U.S. Equity RPM Fund+	0.35%	0.60%	July 1, 2014
LVIP Franklin Mutual Shares Securities RPM Fund	0.05%	0.40%	April 30, 2015
LVIP Invesco V.I. Comstock RPM Fund	0.00%	0.35%	April 30, 2015
LVIP Invesco V.I. Equity and Income RPM Fund	0.15%	0.50%	April 30, 2015
LVIP MFS International Growth RPM Fund+	0.20%	0.45%	July 1, 2014

LVIP Managed Risk Profile 2010 Fund+	0.30%	0.55%	July 1, 2014
LVIP Managed Risk Profile 2020 Fund+	0.30%	0.55%	July 1, 2014
LVIP Managed Risk Profile 2030 Fund+	0.30%	0.55%	July 1, 2014
LVIP Managed Risk Profile 2040 Fund+	0.30%	0.55%	July 1, 2014
LVIP Managed Risk Profile 2050 Fund+	0.30%	0.55%	July 1, 2014
LVIP RPM VIP Contrafund® Portfolio+	0.10%	0.45%	July 1, 2014
LVIP RPM BlackRock Global Allocation V.I. Fund+	0.10%	0.45%	July 1, 2014
LVIP SSgA Conservative Index Allocation Fund	0.20%	0.45%	April 30, 2014
LVIP SSgA Conservative Structured Allocation Fund	0.20%	0.45%	April 30, 2014
LVIP SSgA International RPM Fund	0.25%	0.50%	April 30, 2015
LVIP SSgA Moderate Index Allocation Fund	0.20%	0.45%	April 30, 2014
LVIP SSgA Moderately Aggressive Index Allocation Fund	0.20%	0.45%	April 30, 2014
LVIP SSgA Large Cap RPM Fund+	0.25%	0.50%	July 1, 2014
LVIP SSgA Small Cap RPM Fund+	0.25%	0.50%	July 1, 2014
LVIP Vanguard Domestic Equity ETF Fund	0.30%	0.55%	April 30, 2014
LVIP Vanguard International Equity ETF Fund	0.30%	0.55%	April 30, 2014
LVIP VIP Mid Cap RPM Portfolio	0.10%	0.45%	April 30, 2015
MASTER-FEEDER FUNDS
LVIP American Global Growth Fund	0.10% Service II Class	N/A	April 30, 2014
LVIP American Global Small Capitalization Fund	0.10% Service II Class	N/A	April 30, 2014
LVIP American International Fund	0.10% Service II Class	N/A	April 30, 2014

+	Indicates a voluntary waiver in place until July 1, 2014 to accommodate launch of a new annuity product.

The parties hereto have caused this SCHEDULE A to be signed by their duly authorized officers as of the 17th of September 2013, to be effective in accordance with the dates noted above.

LINCOLN INVESTMENT ADVISORS CORPORATION	LINCOLN VARIABLE INSURANCE PRODUCTS TRUST, on behalf of each of its Funds listed on Schedule A

/s/ Kevin J. Adamson	/s/ William P. Flory, Jr.
Name: Kevin J. Adamson	Name: William P. Flory, Jr.
Title: Vice President	Title: Vice President & Chief Accounting Officer

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